UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

Mirum Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Tower Lane Suite 1050
Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 667-4085

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 24, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Mirum Pharmaceuticals, Inc., (the “Company”) amended and restated the Company’s Severance Benefit Plan (the “Severance Plan”) to remove the automatic “sunset” provision for the Severance Plan and make certain other administrative changes. In addition, the Compensation Committee modified the benefits for certain of the eligible participants under the Severance Plan, including the Company’s named executive officers, whose modified benefits are described below.

For Christopher Peetz, in the event that Mr. Peetz experiences a termination of his employment without “cause” or he resigns for “good reason” outside of the “change in control period” (as such terms are defined in the Severance Plan), provided that he executes a release of claims against the Company and its affiliates, such release becomes effective, and he meets other conditions required for his receipt of severance, Mr. Peetz will become entitled to (i) continued payment of his then-current annual base salary payable for 12 months, (ii) 12 months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination, and (iii) premium payments for continued healthcare coverage for a period of 12 months. In the event that Mr. Peetz experiences a termination of his employment without “cause” or he resigns for “good reason” during the “change in control period,” provided that he executes a release of claims against the Company and its affiliates, such release becomes effective, and he meets other conditions required for his receipt of severance, Mr. Peetz will become entitled to (i) continued payment of his then-current annual base salary payable for 24 months, (ii) payment of 200% of his then-current target annual performance bonus, (iii) accelerated vesting in full of each outstanding unvested equity award, with the number of shares vesting with respect to any performance-based vesting award determined as if the applicable performance criteria had been attained at a 100% level, and (iii) premium payments for continued healthcare coverage for a period of 24 months.

For each of Lara Longpre, Peter Radovich, and Pamela Vig, in the event that the executive experiences a termination of his or her employment without “cause” or he or she resigns for “good reason” outside of the “change in control period”, provided that he or she executes a release of claims against the Company and its affiliates, such release becomes effective, and he or she meets other conditions required for his or her receipt of severance, the executive will become entitled to (i) continued payment of his or her then-current annual base salary payable for nine months, (ii) 12 months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting, measured from the date of termination, and (iii) premium payments for continued healthcare coverage for a period of nine months. In the event that the executive experiences a termination of his or her employment without “cause” or he or she resigns for “good reason” during the “change in control period,” provided that he or she executes a release of claims against the Company and its affiliates, such release becomes effective, and he or she meets other conditions required for his or her receipt of severance, the executive will become entitled to (i) continued payment of his or her then-current annual base salary payable for 18 months, (ii) payment of 150% of his or her then-current target annual performance bonus, (iii) accelerated vesting in full of each outstanding unvested equity award, with the number of shares vesting with respect to any performance-based vesting award determined as if the applicable performance criteria had been attained at a 100% level, and (iii) premium payments for continued healthcare coverage for a period of 18 months.

The Company expects to enter into new participation agreements with each such executive officer reflecting the respective benefits described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Mirum Pharmaceuticals, Inc. Amended and Restated Severance Benefit Plan and form of Participation Agreement thereunder

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: August 30, 2023	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer